UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018 (September 26, 2018)

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation or organization)		Number)

Beihuan Zhong Road Junan County
Shandong, China	276600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 539-7317959

American Lorain Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.01. Completion of Acquisition or Disposition of Assets.

Financing

            As previously reported in the Quarterly Report on Form 10-Q filed on August 14, 2018 (the “Form 10-Q”) by Planet Green Holdings Corp. f/k/a American Lorain Corporation (the “Company”), on August 8, 2018, the Company entered into an amended and restated securities purchase agreement with Yimin Jin, the Company’s chief strategy officer and director, and Hongxiang Yu, the Company’s chairman (collectively, the “Purchasers”), pursuant to which the Purchasers agreed to invest an aggregate of $10 million in the Company in exchange for an aggregate of 58,823,530 shares of the Company’s common stock, representing a purchase price of $0.17 per share (the “Financing”). The closing of the Financing was made subject to receipt of stockholder approval of the Financing.

            On September 26, 2018, the Company’s stockholders approved the Financing and related proposals at an annual meeting of stockholders (the “Annual Meeting”) as described in more detail in Item 5.07 below.

Sale Transaction

            As previously reported in the Form 10-Q, on August 8, 2018, the Company, Si Chen, and the Company’s direct and indirect subsidiaries, Planet Green Holdings Corp., 100% owned by the Company (“Planet Green”), Junan Hongrun Foodstuff Co., Ltd. (“Junan”), Shandong Lorain Co., Ltd. (“Shandong Lorain”), International Lorain Holdings, Inc., 100% owned by the Company (“ILH”), Shandong Greenpia Foodstuff Co., Ltd. (“Shandong Greenpia”), Beijing Lorain Co., Ltd. (“Beijing Lorain”) and Luotian Lorain Co., Ltd. (“Luotian Lorain”) entered into a share exchange agreement (the “Sale Agreement”). The Sale Agreement provided for:

  the sale of 100% of the equity interest in ILH by the Company to Mr. Chen (the “Disposition”); and

  the purchase of (A) 50% of the issued and outstanding shares of Shandong Greenpia, (B) 30% of Beijing Lorain and (C) 100% of the issued and outstanding shares of Luotian Lorain (collectively, the “Planet Green Shares”) by Planet Green from ILH (the “Exchange” and, collectively with the Disposition, the “Sale Transaction”).

            The closing of the Sale Transaction was subject to customary closing conditions, including receipt of stockholder approval of the Sale Transaction.

            On September 26, 2018, the Company’s stockholders approved the Sale Transaction and related proposals at the Annual Meeting as described in more detail in Item 5.07 below. On September 28, 2018, the Company closed the Sale Transaction.

Acquisition Transaction

            As previously reported in the Current Report on Form 8-K filed on September 26, 2018 by the Company, on September 25, 2018, the Company and Shanghai Xunyang Internet Technology Co., Ltd. (the “Subsidiary”), a subsidiary of the Company, entered into a Share Exchange Agreement (the “Acquisition Agreement”) with Taishan Muren Agriculture Co. Ltd., a limited liability company registered in China (“Target”), and Shenzhen Jiamingrui New Agriculture Co., Ltd., a limited liability company registered in China (the “Seller”), the sole shareholder of the Target, pursuant to which, among other things and subject to the terms and conditions contained therein, the Subsidiary agreed to effect an acquisition of Target by acquiring from the Seller all outstanding equity interests of Target (the “Acquisition Transaction”). Target grows various spice plants and fruit trees and sells such products in China.

            Pursuant to the Acquisition Agreement, in exchange for the transfer of all of the outstanding shares of Target to the Subsidiary, the Company agreed to issue 10,000,000 shares of the Company’s common stock to the Seller. The closing of the Acquisition Transaction was made subject to receipt of stockholder approval of the Financing and the Sale Transaction.

            On September 28, 2018, the Company closed the Acquisition Transaction.

Item 3.02. Unregistered Sales of Equity Securities.

            The information set forth in Item 2.01 above relating to the issuance of the securities in the Acquisition Transaction is incorporated herein by reference. The issuance of the securities was exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On September 26, 2018, at the Annual Meeting, the Company’s stockholders elected Hongxiang Yu, Yimin Jin, Yuguo Zhang, Yilei Shao and Guangming Fang to serve as directors of the Company for one-year terms, expiring at the Company’s 2019 annual meeting. Hongxiang Yu was also elected to serve as the Chairman of the Company’s board of directors (the “Board”). As of September 26, 2018, Si Chen and Maoquan Wei are no longer members of the Board.

            On September 27, 2018, Si Chen resigned as the Company’s Chief Executive Officer and President, and Yunqiang Sun resigned as the Company’s Chief Financial Officer.

            On September 27, 2018, the Board appointed Hongxiang Yu to serve as the Chief Executive Officer and President of the Company and Yu Li as the Chief Financial Officer.

            Hongxiang Yu, 39, has served as a director of the Company since August 2016. Mr. Yu has served as the head of the internal auditing department of Hongrun Construction Group Co., Ltd., a company listed on the Shenzhen Stock Exchange, and as general manager for Hongrun’s foundation engineering subsidiary, since August 2006. In September 2015, Mr. Yu established, and has been the Chairman of, Shanghai Highlights Asset Management Co., Ltd., a company engaged in assets management and private equity investment in China. Since April 2016, Mr. Yu has also served as the Vice Chairman of Tianjin Dragon Film Limited, a company engaged in investment in film industry including the both upstream and downstream chain of film production business in China. Mr. Yu received his Bachelor degree in International Trade in 2004 from University of Portsmouth in the United Kingdom and his Master degree in International Human Resources Management in 2006 from University of Portsmouth. Mr. Yu is well qualified to serve on the Board because of his extensive management experience.

            Yu Li, 26, has been as an asset management intern at Shenwan Hongyuan Securities since December 2017. In August and September 2017, she was an associate intern at China Investment Consulting. From November 2014 to June 2015, she was a part time assistant at McKinsey & Company. She received her Bachelor degree in Accounting and Financial Studies in 2014 from University of Central Lancashire in the UK and her Master degree in Management in 2017 from Warwick University.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            On September 28, 2018, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to its Articles of Incorporation (as amended, the “Charter”) with the Secretary of State of the State of Nevada to: (i) change the Company’s name from “American Lorain Corporation” to “Planet Green Holdings Corp.” and (ii) effect a reverse stock split of its common stock at a ratio of twenty-five-for-one (25-for-1).

Item 5.07. Submission of Matters to a Vote of Security Holders.

            On September 26, 2018, the Company held the Annual Meeting, at which stockholders (i) elected Hongxiang Yu, Yimin Jin, Yuguo Zhang, Yilei Shao and Guangming Fang to serve as directors of the Company (the “Director Election Proposal”), (ii) approved the Financing pursuant to the rules of the NYSE American (the “Issuance Proposal”), (iii) approved certain proposed changes to the Charter (the “Charter Amendment Proposals”), (iv) approved the Sale Agreement (the “Sale Proposal”), and (v) ratified the appointment of WWC, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

            Set forth below are the final voting results for each of the proposals:

Proposal 1 – Director Election Proposal

            Stockholders were asked to consider and vote upon the election of Hongxiang Yu (Chairman), Yimin Jin, Yuguo Zhang, Yilei Shao and Guangming Fang to serve as directors of the Company. The voting results were as follows:

Director	Votes For	Withheld	Broker Non-Votes
Hongxiang Yu	52,493,654	92,683	5,112,642
Yimin Jin	52,493,554	92,783	5,112,642
Yuguo Zhang	52,418,083	168,254	5,112,642
Yilei Shao	52,493,603	92,734	5,112,642
Guangming Fang	52,493,603	92,734	5,112,642

Proposal 2 – Issuance Proposal

            Stockholders were asked to consider and vote upon a proposal to approve the Financing. The voting results were as follows:

Votes For	Votes Against	Withheld	Broker Non-Votes
41,545,495	176,661	10,864,181	5,112,642

Charter Amendment Proposals (Proposals 3 and 4)

Proposal 3 – Name Change Proposal

            Stockholders were asked to consider and vote upon a proposed amendment to the Charter to change the Company’s name from “American Lorain Corporation” to “Planet Green Holdings Corp.” The voting results were as follows:

Votes For	Votes Against	Withheld	Broker Non-Votes
45,861,336	910,609	10,927,034	-

Proposal 4 – Reverse Stock Split Proposal

            Stockholders were asked to consider and vote upon a proposed amendment to the Charter to effect a reverse stock split of the Company’s common stock at a ratio not less than ten-for-one (10-for-1) and not greater than twenty five-for-one (25-for-1). The voting results were as follows:

Votes For	Votes Against	Withheld	Broker Non-Votes
40,228,021	2,360,663	15,110,295	-

Proposal 5 – Sale Transaction Proposal

            Stockholders were asked to consider and vote upon a proposal to approve the Sale Transaction. The voting results were as follows:

Votes For	Votes Against	Withheld	Broker Non-Votes
41,496,692	207,212	10,882,433	5,112,642

Proposal 6 – Ratification of the Appointment of WWC, P.C. Proposal

            Stockholders were asked to consider and vote upon a proposal to ratify the appointment of WWC, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The voting results were as follows:

Votes For	Votes Against	Withheld	Broker Non-Votes
46,558,913	285,500	10,854,566	-

Item 7.01 Regulation FD Disclosure.

            On September 28, 2018, the Company issued a press release announcing the results of Annual Meeting, as well as the name change and reverse split ratio. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities, nor shall it be deeded to be incorporated by reference in any filing under the Securities Act or Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)	The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date of this Current Report.

(b)	The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date of this Current Report.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment
99.1	Press Release, dated September 28, 2018

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2018	PLANET GREEN HOLDINGS CORP.

By: /s/ Hongxiang Yu
Name: Hongxiang Yu
Title: Chief Executive Officer